Exhibit 1.1

Vale S.A.

Debt Securities

UNDERWRITING AGREEMENT

BASIC PROVISIONS

April 12, 2023

To the Underwriters named in the

Terms Agreement supplemental hereto

Ladies and Gentlemen:

Vale S.A., a company organized under the laws of Brazil (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time certain of its debt securities specified in the Terms Agreement described below. Unless otherwise specified in the Terms Agreement, such debt securities will be issued under an indenture, dated as of August 4, 2021 (the “Indenture”) entered into by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). Such debt securities may have varying designations, denominations, currencies, interest rates and payment dates, maturities, redemption provisions and selling prices.

Whenever the Company determines to make an offering of debt securities through one or more investment banking firms, it will enter into a terms agreement (the “Terms Agreement”) with such firm or firms named therein providing for the sale of the specific series of debt securities to be issued and sold by the Company pursuant thereto (the “Securities”), and the purchase and offering thereof by such Underwriters. The Terms Agreement shall be substantially in the form of Exhibit A hereto with such additional terms as may be agreed between the Company and the Underwriters and shall incorporate by reference the basic provisions set forth herein.

The following terms are used herein as defined below:

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, the aspects on corruption and bribery of governmental authorities of the Brazilian Anti-Corruption Act (Law No. 12.846 of August 1, 2013), as amended, and the rules and regulations promulgated thereunder and all other laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries concerning or relating to bribery or corruption of any Government Official.

“Anti-Money Laundering Laws” shall mean any applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, Brazilian Law No. 9.613 of March 3, 1998, as amended, and the rules and regulations promulgated thereunder and any related or similar anti-money laundering rules, regulations or guidelines issued, administered or enforced by any U.S. or Brazilian federal governmental agency.

“Base Prospectus” shall mean the base prospectus relating to the Securities contained in the Registration Statement at the Execution Time.

“Closing Date” shall have the meaning set forth in Section 3 hereof.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II to the Terms Agreement, including any final term sheet prepared and filed pursuant to Section 4(d) hereto, and (iv) any other Free Writing Prospectus that the parties to the Terms Agreement shall expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, or any post-effective amendment or amendments thereto, became or become effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the time specified in the Terms Agreement.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Final Term Sheet” shall mean the final term sheet attached as Schedule III to the Terms Agreement.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus, which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in the first sentence of Section 1(a), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B under the Act, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall mean the registration statement so amended.

“Sanctioned Country” shall mean a country or territory that is, or whose government is, the subject of comprehensive country-wide or territory-wide Sanctions broadly prohibiting dealings with such government, country or territory.

“Sanctioned Person” shall mean, at any time, any person (i) that is listed on the Specially Designated Nationals and Blocked Persons list or the Consolidated Sanctions list maintained by OFAC, or any publicly available similar list maintained by OFAC, the U.S. Department of State, the European Union or the United Nations Security Council; (ii) that is fifty percent or more owned, directly or indirectly, by one or more persons described in clause (i) above; or (iii) that is domiciled or located in a Sanctioned Country.

“Sanctions” shall mean any economic or trade sanctions enacted, administered, imposed or enforced from time to time by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Subsidiary” shall mean any entity that is a consolidated subsidiary of the Guarantor under International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board.

“Transaction Documents” means the Agreement (as defined below), the Indenture and any other agreements specified in the related Terms Agreement.

“Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter Information” shall mean, with respect to any document, statements in or omissions from such document based upon information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives specifically for use in such document.

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Unless the context otherwise requires, as used herein, (a) the term “Agreement” shall refer to the Terms Agreement duly executed by the parties thereto applicable to a specific offering and incorporating the basic provisions set forth herein; (b) the term “Underwriter” or “Underwriters” shall refer to the one or more investment banking firms which are parties to the Agreement; and (c) “you” or “your” or the “Representatives” shall refer to any manager or managers of an underwriting syndicate specified in the Terms Agreement, or, if none is or are so named, to the Underwriter or Underwriters. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed with or furnished to the Commission under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing or furnishing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus that is incorporated therein by reference.

SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter, as of the date of the Agreement, as follows:

(a) The Company has prepared and filed with the Commission a registration statement (the file number of which is set forth in the Terms Agreement) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).

(b) On the applicable Effective Date, the Registration Statement complied, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will comply, in all material respects with the applicable requirements of the Act and the Trust Indenture Act. On the date of any filing pursuant to Rule 424(b), each Preliminary Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the applicable Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) any Underwriter Information.

(c) The documents incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement or the Disclosure Package after the date of the Agreement, when such documents are filed with or furnished to the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and when read together with the other information included or incorporated in the Registration Statement, the Disclosure Package or the Final Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) At the Execution Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to Underwriter Information.

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(e) The Company and the transactions contemplated in this Agreement in connection with the offer and sale of the Securities meet the requirements set forth in Form F-3 under the Act for use of the Registration Statement in connection with the offering of the Securities subject to this Agreement.

(f) [reserved]

(g) No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided that the Company makes no representation or warranty with respect to Underwriter Information.

(h) The Company has been duly organized and is validly existing as a company in good standing under the laws of its respective jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.

(i) The Indenture has been duly authorized, executed and delivered, by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law (collectively referred to as the “Enforceability Exceptions”)); the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Agreement, will constitute legal, valid and binding obligations of the Company, as applicable, entitled to the benefits of the Indenture, subject to the Enforceability Exceptions; and the Indenture has been duly qualified under the Trust Indenture Act.

(j) The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(k) Neither the issue and sale of the Securities nor the consummation of any other of the transactions contemplated in the Agreement or the other Transaction Documents nor the fulfillment of the terms of the Agreement or the other Transaction Documents will conflict with or result in a breach or violation of (i) the bylaws or other applicable organizational documents of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any existing statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of (ii) and (iii) as would not, individually or in the aggregate, have a material adverse effect on the performance of the Agreement or on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole.

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in the Agreement or the other Transaction Documents except for (i) such as have been obtained under the Act and the Trust Indenture Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus and such as may be set forth in the Terms Agreement; (ii) the registration of the terms and conditions of the Securities with the Central Bank of Brazil (the “Central Bank”), through the Declaratory Registry of Financial Operations (Registro Declaratório de Operações Financeiras, or “ROF”) in the Information System of the Central Bank; (iii) the registration of the schedules of payment (esquema de pagamentos) within the ROF with the Central Bank that will enable the Company to make remittances from Brazil in order to effect payment of scheduled principal and interest with respect to the Securities and the fees, expenses and commissions referred to in the Indenture and this Agreement that will not be paid on the date of the entrance of the funds into Brazil (the “Schedule of Payments”); and (iv) any further special authorization from the Central Bank that will enable the Company to make remittances from Brazil to make payments under the Securities not specifically covered by the ROF and the Schedule of Payments.

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(m) The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries included in the Base Prospectus, Preliminary Prospectus, Disclosure Package, Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(n) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) and has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Such disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms, and that it is accumulated and communicated to the Company’s management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

(p) The Agreement has been duly authorized, executed and delivered by the Company.

(q) Except as described in the Disclosure Package and the Final Prospectus, payments made by the Company to holders under the Securities and the Indenture and by the Company to the Underwriters under the Agreement will not be subject under the current laws of Brazil or any political subdivision thereof to any withholding or similar charges for or on account of taxation.

(r) PricewaterhouseCoopers Auditores Independentes (or any successor accounting firm selected by the Company), whose report relating to the audited consolidated financial statements of the Company is included in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(s) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, (a) there has not been (1) any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, except to the extent that such changes in capital stock or long-term debt or distribution or dividend do not, in the aggregate, have a material adverse effect on the general affairs, business, prospects, management, financial position or results of operations of the Company and its Subsidiaries taken as a whole, or (2) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position or results of operations of the Company and the Subsidiaries, taken as a whole; and (b) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business (1) from fire, explosion, flood or other calamity, whether or not covered by insurance or (2) from any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case (i) as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus or (ii) to the extent that such loss or interference does not have a material adverse effect on the general affairs, business, prospects, management, financial position or results of operations of the Company and its Subsidiaries taken as a whole.

(t) Other than as set forth or contemplated in the Disclosure Package and the Final Prospectus, there are no labor disturbances or disputes existing, or to the knowledge of the Company, threatened, that could result in any material adverse effect on the general affairs, business, prospects, management, financial position or results of operations of the Company and its Subsidiaries taken as a whole.

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(u) Except as described in the Disclosure Package and the Final Prospectus, the Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, provincial, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a material adverse effect on the general affairs, business, prospects, management, financial position equity or results of operations of the Company or its Subsidiaries taken as a whole; and except as described in the Disclosure Package and the Final Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where this fact has not caused, or could not cause, a material adverse effect on the general affairs, business, prospects, management, financial position or results of operations of the Company or its Subsidiaries taken as a whole.

(v) The Company and its Subsidiaries have good and marketable title, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (a) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (b) could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the general affairs, business, prospects, management, financial position or results of operations of the Company or its Subsidiaries taken as a whole.

(w) Except as described in the Disclosure Package and the Final Prospectus, the Company and its Subsidiaries (a) are in compliance with any and all applicable federal, provincial, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), and none of them has received notice of any outstanding violations of any Environmental Laws; (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) are in compliance with all terms and conditions of any such permit, license or approval, except in any case described in items (a), (b), and (c) for any such failure to comply or violations or failure to received required permits, licenses or approvals, as would not, individually or in the aggregate, have a material adverse effect on the general affairs, business, prospects, management, financial position or results of operations of the Company and its Subsidiaries taken as a whole.

(x) There is and has been no material failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(y) None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company (in each case, while acting in such capacity on behalf of the Company) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) except as otherwise disclosed in the Disclosure Package and the Final Prospectus, violated or is in violation of any applicable provision of any Anti-Corruption Law. The Company has instituted policies and procedures designed to ensure continued compliance by the Company with applicable Anti-Corruption Laws. The Company will not directly or indirectly use, lend or contribute the proceeds of the sale of the Securities for any purpose that would be in violation of any Anti-Corruption Law.

(z)       The operations of the Company and its Subsidiaries are and have been conducted in compliance with the Money Laundering Laws in all material aspects and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any applicable Anti-Money Laundering Laws is pending.

(aa) None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company (in each case, while acting in such capacity on behalf of the Company) is (x) a Sanctioned Person or (y) located, organized or resident in a Sanctioned Country (as of the date hereof, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (x) for the purpose of funding or financing the activities or business of or with any person, or in any country or territory, that, at the time of such financing, is a Sanctioned Person or a Sanctioned Country, or (y) knowingly in any other manner, in each case such as would result in violation of Sanctions by any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

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(bb) The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus will not be, an “investment company” or required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc) Neither the Company, nor any of its Subsidiaries is (i) in violation of its charter, bylaws or other applicable organizational documents, (ii) in default (or, with the giving of notice or lapse of time, would be in default) under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) in violation of any existing statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties, except in the case of (ii) and (iii) as (x) being contested in good faith by appropriate proceedings or (y) would not, individually or in the aggregate, have a material adverse effect on the performance of the Agreement or on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole.

(dd) Except as disclosed in the Final Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending (i) against or affecting the Company or any of its Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its Subsidiaries, where any such action, suit or proceeding, if determined adversely, could, individually or in the aggregate, have a material adverse effect on the performance of the Agreement or on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole.

Any certificate signed by any officer of the Company and delivered to you or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby as of the date of such certificate.

SECTION 2. Representations and Warranties of the Underwriters. Each Underwriter hereby represents and agrees, as of the date of the Agreement, that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus other than (i) a Free Writing Prospectus that is not required under the Act to be filed, (ii) any Issuer Free Writing Prospectus listed on Schedule II to the Terms Agreement or prepared pursuant to Section 4(d) hereto or (iii) any Free Writing Prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b) Unless otherwise specified in the Terms Agreement, it has not and will not, without the prior written consent of the Company, use any Free Writing Prospectus that contains the final terms of the Securities unless such terms have previously been included in a Free Writing Prospectus filed with the Commission, provided that the Underwriter may use a term sheet substantially in the form set forth in Schedule III to the Terms Agreement without the consent of the Company; provided further that the Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Act.

(d) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period in which a prospectus relating to the Securities is required to be delivered under the Act).

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(e) Subject to any other restrictions, unless otherwise specified in the Terms Agreement, in relation to each Member State of the European Economic Area (the “EEA”), each Underwriter represents and agrees that it has not made and will not make an offer of the Securities to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)       a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)       not a qualified investor as defined in the Prospectus Regulation.

For the purposes of this Section 2(e), the expression an “offer of the Securities” means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, references to the “Prospectus Regulation” mean Regulation (EU) 2017/1129.

(f) Subject to any other restrictions, unless otherwise specified in the Terms Agreement, in relation to the United Kingdom (the “UK”), each Underwriter represents and agrees that it has not made and will not make an offer of the Securities to any retail investor in the UK. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)       a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(ii)       a customer within the meaning of the provisions of the FSMA (the “Financial Services and Markets Act 200”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)       not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

For the purposes of this Section 2(f), the expression an “offer of the Securities” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(g) Each Underwriter, severally and not jointly, represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

(h) Unless otherwise specified in the Terms Agreement, each Underwriter represents, warrants and agrees that it has not offered or sold and will not offer or sell the Securities publicly (as defined for purposes of the securities laws of Brazil) in Brazil.

SECTION 3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in the Terms Agreement the principal amount of the Securities set forth opposite such Underwriter’s name in the Terms Agreement.

Delivery of and payment for the Securities shall be made on the date and at the time specified in the Terms Agreement or at such time on such later date not more than three business days after the foregoing date as you shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to you for the respective accounts of the several Underwriters against payment by the several Underwriters through you of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless you shall otherwise instruct.

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SECTION 4. Agreements. The Company agrees with each Underwriter as follows:

(a) Immediately following the execution of the Terms Agreement, the Company will prepare a Final Prospectus setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Base Prospectus or any Preliminary Prospectus, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as managers in connection with the offering, if any, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will, within the time periods specified by Rule 424(b), transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424(b) of the Act and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless you have been furnished a copy for review prior to filing and the Company will not file any such proposed amendment or supplement to which you reasonably object. The Company will promptly advise you (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (5) of the receipt by the Company of any notice of objection to the use of the Registration Statement, any amendment or supplement thereto pursuant to Rule 401(g)(2) under the Act, any Preliminary Prospectus, or the Final Prospectus, and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or notice of objection or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(d) Unless otherwise specified in the Terms Agreement, the Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, substantially in the form set forth in Exhibit B hereto and in the form approved by you and attached as Schedule III to the Terms Agreement and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule.

(e) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company promptly will (i) notify you so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(f) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, the Company promptly will (1) notify you of such event, (2) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

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(g) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(h) Upon request, the Company will furnish to the Representatives and to counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(i) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject either of them to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where either of them is not now so subject.

(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, other than a Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(d) hereto; provided that the prior written consent of Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II to the Terms Agreement. Any such Free Writing Prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) The Company will furnish, upon request of an Underwriter, for a period of two years from the date of the Agreement (unless otherwise publicly available on the Commission’s EDGAR website or the Company’s website) (i) copies of any reports or other communications which the Company shall send to its shareholders or which the Company shall from time to time publish or publicly disseminate; (ii) copies of all annual and other reports filed with the Commission on Forms 20-F and 6-K, or such other similar form as may be designated by the Commission; and (iii) copies of documents or reports filed with any securities exchange on which any class of securities of the Company is listed, in each case, as soon as such reports, communications or documents become available.

(l) The Company will apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

(a) The Company shall have requested and caused the delivery of written opinions, substantially in the forms contemplated by the Terms Agreement.

(b) The Company shall have requested and caused PricewaterhouseCoopers Auditores Independentes, independent auditors for the Company, and such other independent auditors as may be specified in the Terms Agreement, to have furnished to you, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of you), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to you, confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and covering the matters that are ordinarily covered by “comfort letters” drafted in accordance with Statement of Auditing Standards No. 72.

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(c) The Company shall have furnished to you a certificate, signed by two executive officers of the Company with specific knowledge of the financial matters of the Company, reasonably satisfactory to you, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, and the Terms Agreement and that:

(i) the representations and warranties of the Company in the Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or under Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened;

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto); and

(iv) since the Execution Time, there has not been any decrease in the rating of any of the debt securities issued by or guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(d) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) Since the Execution Time, there has not been any decrease in the rating of any of the debt securities issued by or guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(f) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the debt securities issued by or guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(g) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

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SECTION 6. Payment of Expenses. All expenses incident to the performance of each party’s obligations under the Agreement shall be paid in the following manner, unless otherwise specified in the relevant Terms Agreement: the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) any fees and expenses incurred by the Underwriters in connection with the marketing and offering of the Securities, excluding the fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(i) of the Underwriting Agreement Basic Provisions, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey and any supplement thereto, (vii) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto, (viii) the preparation, printing and delivery to the Underwriters of copies of any blue sky survey and any supplements thereto, (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and the travel and lodging expenses of the representatives and officers of the Company and any such consultants, (xi) any fees payable in connection with the rating of the Securities and (xii) the fees and expenses incurred in connection with the listing of the Securities, as applicable.

SECTION 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls each Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other existing Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other documented expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriter Information furnished to the Company by or on behalf of any Underwriter expressly for inclusion therein. This indemnity agreement is in addition to any liability that the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its respective directors, each of its respective officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement is in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements identified in the Terms Agreement as “Underwriter Information” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

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(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other documented expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

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SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements, including the agreement of the Company in Section 7 hereof with respect to indemnity and contribution, contained herein or contained in certificates issued by the Company, as the case may be, submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of the Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Securities to the Underwriters, provided, however, that no such representations and warranties or agreements shall be deemed to have been given as to any point in time other than the date hereof or as otherwise expressly provided herein. The provisions in Sections 6 and 7 shall survive the termination or cancellation of the Agreement.

SECTION 9. Termination. The Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed under the Agreement when and as required, (ii) trading in the Company’s American Depositary Receipts shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) there shall have occurred a material disruption in securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis (economic, political, financial or otherwise) the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) or (vi) there shall have been, since the time of the execution of the Agreement or since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

SECTION 10. Default by an Underwriter. If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under the Agreement (the “Defaulted Securities”), then you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, by the end of such 36 hours you shall not have completed such arrangements for the purchase of all the Defaulted Securities then:

(a) if the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate amount of the Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b) if the aggregate amount of Defaulted Securities exceeds 10% of the aggregate amount of the Securities to be purchased pursuant to the Terms Agreement, the Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company.

In the event of a default by any Underwriter or Underwriters as set forth in this Section 10, either you or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Agreement.

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SECTION 11. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of each Underwriter set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any Underwriter, the Company will reimburse the Underwriters on demand for all properly documented out-of-pocket expenses (including the fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided, however that if any Underwriter resigns without having good commercial reasons for resigning (having regard to good international capital markets practice), then the Company shall be under no obligation to reimburse such expenses.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at the address indicated in Section 14 of the Terms Agreement; notices to the Company shall be directed to Diretoria Financeira, Praia de Botafogo, 186, Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil (e-mail: backoffice.debt@vale.com), Attention: Finance Department.

SECTION 13. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. The Company submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under the Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Company hereby designates and appoints Cogency Global Inc. (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 13 and reasonably satisfactory to you. If the Process Agent shall cease to act as agent for services of process, the Company shall appoint, without unreasonable delay, another such agent, and notify you of such appointment. The Company represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company hereby authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon the Company in any such legal suit, action or proceeding. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14. Parties. The Agreement shall inure to the benefit of and be binding upon you and the Company, and its successors. Nothing expressed or mentioned herein is intended or shall be construed as given to any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of the Agreement or any provision herein contained. The Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

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SECTION 15. No Fiduciary Duty. The Company acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Securities and the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby and the Underwriter shall have no responsibility or liability to the Company with respect to such investigation or appraisal, (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) the Underwriters and their respective affiliates may have interests that differ from those of the Company.

SECTION 16. Judgment Currency. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 17. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with the Agreement or any additional agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waive and agree not to plead or claim any such immunity and consents to such relief and enforcement.

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Exhibit A to the Underwriting Agreement Basic Provisions – Form of Terms Agreement

VALE S.A.

TERMS AGREEMENT

Debt Securities

[Date]

To: The Underwriters identified herein

Ladies and Gentlemen:

Vale S.A. (the “Company”) agrees to sell to the several Underwriters named in Schedule I hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions attached hereto as Exhibit I, the following securities (the “Securities”) on the following terms:

Title:

Principal Amount:

Interest:

Interest Payment Dates:

Maturity:

Optional Redemption:

Listing:

Purchase Price: _____% of the principal amount, plus accrued interest, if any, from ________, 20__.

Registration Statement No.:

Execution Time:

Closing: 9:30 a.m. on __________, at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, in Federal (same day) funds.

Payment of Expenses:

Representatives:

Lock-Up:

Indenture:

Qualifications to Any Covenants or Representations Made by the Company:

Transaction Documents:

Opinions: The opinions to be delivered on the Closing Date for purposes of Section 5(a) of the Underwriting Agreement Basic Provisions shall be substantially in the forms [attached as Exhibits [______ hereto] [separately provided to you], each of which is in form and substance satisfactory to you for purposes of such Section.

Underwriter Information (see definition under the Underwriting Agreement Basic Provisions):

Notices to Underwriters: Notices to the Underwriters shall be directed to:

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

A-1

Exhibit A to the Underwriting Agreement Basic Provisions – Form of Terms Agreement

To the extent not superseded or amended by the terms hereof, the provisions of the Underwriting Agreement Basic Provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement Basic Provisions.

This Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, VALE S.A.

By
Name: Title:

By
Name: Title:

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

[       ]

acting on behalf of itself and as representative of the

several Underwriters

By
Name: Title:

A-2

Exhibit A to the Underwriting Agreement Basic Provisions – Form of Terms Agreement

SCHEDULE I

Underwriter	Principal Amount of Securities

A-3

Exhibit A to the Underwriting Agreement Basic Provisions – Form of Terms Agreement

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

A-4

Exhibit A to the Underwriting Agreement Basic Provisions – Form of Terms Agreement

SCHEDULE III

Final Term Sheet

A-5

Exhibit A to the Underwriting Agreement Basic Provisions – Form of Terms Agreement

EXHIBIT I

[Underwriting Agreement Basic Provisions to be attached]

A-6

Exhibit B to the Underwriting Agreement Basic Provisions – Form of Terms Agreement

FINAL TERM SHEET

Issuer: Vale S.A.

Title of Securities: ________________

Aggregate Principal Amount: ________________

Price To Public: % of principal amount, plus accrued interest, if any, from _______________

Maturity: __________________

Interest Rate/Coupon: ____[%]

Interest Payment Dates: _____________ and _____________ of each year, commencing on _______________

Interest Payment Record Dates: ______________ and ________________ of each year

Redemption Provisions/Call Options: __________________

[Sinking Fund Provisions: __________________]

Yield to Maturity: __________________

Benchmark: __________________

Spread to Treasury: __________________

Other Provisions: __________________

Settlement Date: __________________

Minimum Denomination: __________________

Book-Running Manager[s]: __________________

Co-Managers: __________________

Ratings: __________________/__________________

CUSIP: __________________

ISIN: __________________

[Common Code: __________________]

[Listing: __________________]

The offer and sale of the Securities to which this final term sheet relates have been registered by Vale S.A. by means of a registration statement on Form F-3 (Registration No. 333-[ ]).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-[__________________].

B-1